IN THE UNITED STATES BANKRUPTCY COURT
                    FOR THE DISTRICT OF DELAWARE

In re:                                  )        Chapter 11
                                        )
FRUEHAUF TRAILER                        )
CORPORATION, et. al.                    )        Case Nos. 96-1563
                                        )        Through 96-1572 (PJW)
                                        )
                                        )      (Jointly Administered)
                                        )
                       Debtors          )


               ORDER AMENDING (A) THE DEBTORS' AMENDED
          JOINT PLAN OF REORGANIZATION, (B) THE ORDER AND
          JUDGEMENT CONFIRMING THE DEBTORS' PLAN AND
               (C) THE ELEVENTH OMNIBUS ORDER


     On October 8, 1998, a hearing (the "Hearing") was held concerning the motion of the above-captioned debtors and debtors-in-possession (the "Debtors") dated October 5, 1998 (the "Motion") to (a) the Debtors' Amended Joint Plan of Reorganization dated July 28, 1998 (the "Plan"), (b) the Order and Judgement Confirming the Plan under Chapter 11, dated and entered September 17, 1998 (Docket No. 1524) (the "Confirmation Order"), and (c ) the Order on Allowance of Claims dated September 16, 1998 (the "Eleventh Omnibus Order");

   On the basis of the record of this case, including the evidence presented at the Hearing; and the Court, having considered the motion dated September 28, 1998, of Certain Underwriters at Lloyd's, London and Certain London Market Insurance Companies (collectively, the "London Insurers") to amend the Confirmation Order and Eleventh Omnibus Order, and any objections to the relief requested herein and the arguments of counsel at the hearing on behalf of Furnival/State Machinery Company, the London Insurers, certain individuals who filed unsecured proofs of claim against Maryland Shipbuilding & Dry Dock Company and who are represented by the Offices of Peter G. Angelos, Esq., 5905 Harford Road, Union Park Center, Baltimore, Maryland 21214, Attn: Paul Matheny, Esq. and were the subject of the Eleventh Omnibus Order, National Union Fire Insurance of Pittsburgh, Pa. And related companies that filed proof of claim number 8761 ("National Union"), the Unofficial Committee of Senior Secured Noteholders, the Official Committee of Unsecured Creditors, and the Debtors (collectively, the "Parties");

     Now, upon request of the Debtors and after due deliberation, the Court ORDERS, ADJUDGES AND DECREES THAT:

1. The Motion is granted to the extent set forth below.

2. All terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

3. On September 17, 1998, the Bankruptcy Court entered the Findings of Fact and Conclusions of Law Regarding Order and Judgement Confirming the Debtos' Plan (the "Findings of Fact") (Docket No. 1523), the Confirmation Order and the Amended First Modifications to the Debtors' Plan (the "Plan Modifications") (Docket No. 1525).

4. This Court has jurisdiction over this matter pursuant to 28 U.S.C. SS 157 and 1334, and the Orders in this District dated July 23, 1984 and June 13, 1994 referring to the bankruptcy judges cases arising under title 11 and proceedings arising under title 11 or arising in or related to a case under title 11, which Orders remain applicable in these cases. This is a core proceeding pursuant to 28 U.S.C. SS 157(b)(2). Venue is proper before this Court pursuant to 28 U.S.C. SS 1408 and 1409. The statutory basis for the relief sought herein is section 1127 of the Bankruptcy Code.

5. The Amendments to the Plan, the Confirmation Order and the
Eleventh Order set forth below are approved.

6. A new Section 1.31a is added to the Plan to state:

 "FrudeMex" means FRUDEMEX, INC., a newly created Delaware corporation which will own the stock of Fruehauf de Mexico and which will be owned by each Debtor which contributes its stock in Fruehauf de Mexico.

7. Section 1.34 of the Plan is amended to state:

"Foreclosed Assets" means the Debtors' assets on which the Indenture Trustee shall be deemed to have foreclosed the liens of the holders of the Senior Notes pursuant to Section 6.5 of this Plan. The Foreclosed Assets shall include all assets of the Debtors, including, but not limited to, the stock of JSI Property Corp., Pension Corp. and Frudemex, and all rights to receive tax refunds, but excluding the Distribution Fund, the stock of Fruehauf de Mexico and the Wabash Securities.

8. A new Section 6.4a is added to the Plan to state:

On or prior to the Effective Date, each Debtor which owns stock in Fruehauf de Mexico shall receive a pro rata share of the stock in FrudeMex in exchange for consideration of each Debtors' stock in Fruehauf de Mexico.

9. Section 6.10 of the Plan is amended to state:

The Confirmation Order shall provide that (a) the distribution of the Wabash Securities to holders of Allowed Class 2 Claims,
(b) the transfer to the Liquidating Trust of the stock of FrudeMex, Pension Corp. and JSI Property Corp., and (c) the issuance and transfer pursuant to the Plan of the beneficial interests in the Liquidating Trust and the Trust Certificates and any resale of such property shall be exempt from any and all federal, state and local laws requiring the registration of such security, to the fullest extent provided by section 1145 of the bankruptcy code.

10. Paragraph 34 of the Confirmation Order is amended to state:

The transfer of the stock of Pension Corp., JSI Property Corp.
and FrudeMex is exempt from the registration requirements of the Securities Act pursuant to Section 1145 of the Code because the Stock is the Stock of "affiliates" of the Debtors who are participating in the Plan with the Debtors.

11. Section 6.15 of the Plan is amended to state:

The issuance and transfer of the Wabash Securities, the issuance and distribution of the Pension Corp., FrudeMex and JSI Property Corp. Stock, and the transfer and ultimate sale of the Foreclosed Assets as provided in this Plan shall not be taxed under any law imposing a stamp tax or similar tax in accordance with 11 U.S.C. SS 1146(c ).

12. Paragraph 35 of the Confirmation Order is amended to state:

The issuance, transfers or exchanges of securities under the Plan (including the issuance of the Class A Beneficial Interests and transfers of the Wabash Securities, the transfer of the Pension Corp., JSI Property Corp. and FrudeMex Stock to the Liquidating Trust, and the transfer of the Class A Beneficial Interests to holders of Allowed Class 2 and Class 4 Claims), the transfers of property pursuant to the Plan, as well as any sale of such property by the Liquidating Trust, and the making or delivery of an instrument of transfer, shall be exempt from tax to the fullest extent permitted by Section 1146(c ) of the Bankruptcy Code.

13. Paragraph 47 of the Confirmation Order, Paragraph 10 of the
Plan Modification and Section 9.8 of the Plan are amended to state:

To the extent any Claim is payable, in whole or in part, pursuant to an insurance policy or policies, issued by an insurance company on behalf of a Debtor, or any predecessor to a Debtor, holders of such Claim shall be entitled to maintain actions after the Effective Date against the applicable Debtor and/or insurance company if such actions can otherwise be maintained under applicable law; provided, however, that any award or settlement, if any, granted in any such action shall be recoverable only from the proceeds of any applicable insurance policy and shall be net of any deductible, self insured retention or similar contractual undertaking, provided that the foregoing shall not preclude National Union from paying the full amount of its obligations. Neither confirmation of the Plan nor the dissolution of the Debtors pursuant to the Plan shall alter an allegedly injured parties' right to coverage under any insurance policy or any rights of any insurer under any applicable law; not shall confirmation of the Plan or the dissolution of the Debtors pursuant to the Plan limit or otherwise prejudice the ability of any Debtor or insurance company to raise any defense that the Debtor has against any Claimant or any other insurance company. The Liquidating Trustee shall provide cooperation to the extent reasonably practicable given the Liquidating Trustee's staff, to any Claimant seeking information regarding the existence and terms or any such insurance policy. The Liquidating Trustee shall further provide cooperation to the extent reasonably practicable given the Liquidating Trustee's staff , to any insurance company seeking information with respect to insurance claims. The Parties and all other parties in interest reserve the right to seek further or additional commitments from the Liquidating Trustee on notice and motion to the Parties and to the United States Trustee within 120 days from the date of docketing of this Order.

National Union has provided insurance services to the Debtors and asserts rights to hold and use certain collateral (the "Collateral"). The Debtors have objected to National Union's proofs of claim and have commenced an adversary proceeding against National Union for turnover of the Collateral. National Union shall not settle any insured claim where such settlement may adversely affect a substantive interest of the Debtors' estates, including without limitation, the Collateral, without the approval of the Liquidating Trustee or authorization of this Court. Nothing herein shall limit National Union's rights, if any, against the Debtors or the Collateral.

14. Paragraph 3 of the Eleventh Omnibus Order is amended to state:

Nothing contained herein shall (a) constitute a finding that any insurance exists or is applicable to the Claimants' Claims; or
(b) be deemed to expand the coverage provided by the London Insurers or other insurers. In addition, all the London Insurers or other insurers' rights and defenses under the Policies are hereby preserved. The Liquidating Trustee shall further provide cooperation to the extent reasonably practicable given the Liquidating Trustee's staff, to London Insurers or any other applicable insurance company seeking information with respect to insurance claims. The Parties and all other parties in interest reserve the right to seek further or additional commitments from the Liquidating Trustee on notice and motion to the Parties and to the United States Trustee within 120 days from the date of docketing of this Order.

15. Section 11.5 of the Plan is amended to state:

5. Decide or resolve any and all applications, motions, adversary proceedings, contested or litigated matters and any other matters or grant or deny any applications involving the Debtors that the court could have decided prior to the confirmation date under the jurisdiction granted pursuant to 28 U.S.C. SS 157 and 1334.

16. Paragraph 36 of the Confirmation Order is amended to state:

The Effective Date shall occur on October 19, 1998, or three business days after the Court enters this Order, whichever is later, if no stay of the Confirmation Order is in effect. The Debtors shall file a Notice of Effective Date with the Court on or prior to the Effective Date. Upon the filing of the notice, without further order of the Court or other action, the Effective Date of the Plan shall be deemed to have occurred, the Plan shall be fully effective, and the provisions of this Order and the Plan related to the period on or after the Effective Date shall come into full force and effect. The Debtors shall serve copies of the notice of the Effective Date of the Plan, as soon as practicable after the Effective Date and cause such notice to be published, in the same manner as specified in paragraph 38 below with respect to this Order.

17. This is a final order immediately subject to appeal.


      Signed this 20th day of October, 1998.

                                       /s/ Peter J. Walsh
                                       -----------------------
                                      HONORABLE PETER J. WALSH
                                      UNITED STATES BANKRUPTCY JUDGE